UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2006

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Change in Registrant’s Certifying Accountant

On February 14, 2006, Mercantile Bankshares Corporation (the “Company”) notified PricewaterhouseCoopers LLP (“PwC”) of the decision of the Audit Committee of the Company's Board of Directors to dismiss PwC as the Company’s independent registered public accounting firm, effective upon completion of PwC’s procedures regarding of the Company’s financial statements as of and for the year ended December 31, 2005 and the Form 10-K in which such financial statements will be included.

The reports of PwC on the financial statements of the Company as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2004 and 2003, and through February 14, 2006, there were no (a) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures and requested from PwC a letter indicating whether it agrees with such disclosures. A copy of PwC’s letter, dated February 20, 2006, is attached as Exhibit 16.

On February 14, 2006, the Company notified Ernst & Young LLP (“E&Y”) of the Audit Committee’s selection of E&Y as the Company’s new independent registered public accounting firm for the year ended December 31, 2006. During the years ended December 31, 2005 and 2004, and through February 14, 2006, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP dated February 20, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation
(Registrant)

Date: February 21, 2006	By:	/s/ Terry L. Troupe
Terry L. Troupe Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP dated February 20, 2006